UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2014

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-167482	01-0969655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 12, 2014, Naugatuck Valley Financial Corporation (the “Company”), and the Company’s wholly owned subsidiary, Naugatuck Valley Savings and Loan (the “Bank”), entered into a Standstill Agreement (the “Agreement”) with Stilwell Value Partners II, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Mr. Joseph Stilwell (collectively, “The Stilwell Group”) and Mr. Robert M. Bolton. The Stilwell Group owns approximately 9.7% of the outstanding shares of the Company’s common stock.

The Agreement provides that Mr. Bolton will be appointed by the Board of Directors of Company as a director of the Company upon receipt of the requisite approval or non-objection of all necessary regulatory agencies, including the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency. Mr. Bolton will be added to the Boards of Directors of the Company and the Bank, for a term ending at the Company’s 2016 annual meeting of stockholders, and will be appointed to the Compensation Committee.

During the term of the Agreement, which is scheduled to continue through the date of the Company’s annual meeting in 2016, The Stilwell Group and Mr. Bolton will not, among other things, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, initiate or solicit shareholder proposals or seek to place any additional representatives on the Company’s Board of Directors other than Mr. Bolton (or his alternate if he does not stand for election and any replacement director), oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank (although nothing in the Agreement will prevent Mr. Bolton, from expressing his views to other members of the Board at duly convened meetings of the Boards of Directors), propose or seek to effect a merger or sale of the Company or initiate litigation against the Company.

Upon Mr. Bolton’s appointment and commencement of service as a director, the parties will also enter into a Non-Disclosure Agreement, in the form attached to the Agreement, providing that The Stilwell Group will maintain the confidentiality of any non-public information regarding the Company or the Bank in full compliance with federal securities laws. The Agreement is subject to early termination by The Stilwell Group following the Company’s Annual Meeting of Shareholders in 2015, provided that Mr. Bolton resigns his positions with the Company and the Bank.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description

10.1	Standstill Agreement, dated March 12, 2014, by and among, Naugatuck Valley Financial Corporation, Naugatuck Valley Savings and Loan, Stilwell Value Partners II, L.P., Stilwell Value Partners VII, L.P., Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, Mr. Joseph Stilwell and Mr. Robert M. Bolton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: March 14, 2014	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer